Exhibit 99.1

FOR IMMEDIATE RELEASE

Cellu Tissue Holdings, Inc. Extends Expiration Date
of the Consent Solicitation with respect
to its 9.75% Senior Secured Notes due 2010

East Hartford, Conn.—June 2, 2006—Cellu Tissue Holdings, Inc. (“Cellu Tissue”) announced today that it has extended the expiration date for its consent solicitation with respect to its 9.75% senior secured notes due 2010 (the “Notes”) to 5:00 p.m., New York City time, on June 2, 2006, unless such date is further extended or the consent solicitation is earlier terminated.

The terms and conditions of the consent solicitation, including the conditions to Cellu Tissue’s obligation to accept consents and make the consent payment, are more fully described in the Consent Solicitation Statement dated May 9, 2006 and related Supplement dated May 24, 2006. Except for the extension of the expiration date, all terms and conditions of the consent solicitation are unchanged and remain in full force and effect. Conditions to the consent solicitation include the completion of the previously announced acquisition of Cellu Paper Holdings, Inc. (“Cellu Paper”), the parent corporation of Cellu Tissue, by Weston Presidio through a merger of Cellu Paper with a company controlled by Weston Presidio. If any of the conditions to the consent solicitation are not satisfied or waived or the consent solicitation is otherwise terminated for any reason, any consents that have been validly delivered will be voided, and the consent fee payable in the consent solicitation will not be made to any holder of Notes.

This announcement is for informational purposes only and does not constitute a solicitation of consents. The consent solicitation is being made solely by means of the Consent Solicitation Statement and related Supplement. Noteholders may obtain copies of these documents from MacKenzie Partners, Inc., the Information Agent, by calling (800) 322-2885. Questions regarding the consent solicitation should be addressed to J.P. Morgan Securities Inc., the Solicitation Agent, at (212) 270-7407 (attention Punit Patel).

Cellu Tissue manufactures and markets a variety of specialty tissue hard rolls and machine-glazed paper used in the manufacture of various end products, including diapers, facial and bath tissue, assorted paper towels and food wraps. In addition, Cellu Tissue produces a variety of converted tissue products. Cellu Tissue’s customers include major North American producers of branded and unbranded disposable consumer absorbent and tissue products for the personal and health care markets; consumer and away-from-home tissue products companies; national and regional tissue products distributors; and third-party converters who sell their products to food, bakery and confections companies. Cellu Tissue services a diverse group of high-quality customers, with three of its top 10 customers belonging to the Fortune 150 group of companies.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended including statements regarding the expected timing, completion and effects of the proposed acquisition. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements included in this document are based upon information available to Cellu Tissue as of the date hereof, and Cellu Tissue assumes no obligation to update any such forward-looking statement. Cellu Tissue cautions you that any forward looking information is based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Cellu Tissue may not be able to complete the proposed consent solicitation on the terms described above or other acceptable terms or at all because of a number of factors, including among others the failure to obtain requisite consents of the holders of the Notes, failure to execute a supplemental indenture and consummation of the merger. These factors and other factors that may affect the business or financial results of Cellu Tissue are described in Cellu Tissue’s filings with the SEC, including in its annual report on Form 10-K for the fiscal year ended February 28, 2006.

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